Exhibit 8.01

SUBSIDIARIES OF THE REGISTRANT

Subsidiary		List of Subsidiaries Jurisdiction of Organization	Name Under Which the Subsidiary Does Business

BRF Energia S.A.		Brazil	BRF Energia S.A.
BRF GmbH		Austria	BRF GmbH
BRF Foods LLC		Russia	BRF Foods LLC
BRF France SARL	(n)	France	BRF France SARL
BRF Global Company Nigeria Ltd.		Nigeria	BRF Global Company Nigeria Ltd.
BRF Global Company South Africa Proprietary Ltd.		South Africa	BRF Global Company South Africa Proprietary Ltd.
BRF Global Company Nigeria Ltd.		Nigeria	BRF Global Company Nigeria Ltd.
BRF Global GmbH	(b)	Austria	BRF Global GmbH
BRF Foods LLC		Russia	BRF Foods LLC
Qualy 5201 B.V.	(b) (m)	The Netherlands	Qualy 5201 B.V.
Xamol Consultores Serviços Ltda.	(n)	Portugal	Xamol Consultores Serviços Ltda.
SPE Khan GmbH	(j) (n)	Austria	SPE Khan GmbH
BRF Japan KK		Japan	BRF Japan KK
BRF Korea LLC		Korea	BRF Korea LLC
BRF Shanghai Management Consulting Co. Ltd.		China	BRF Shanghai Management Consulting Co. Ltd.
BRF Shanghai Trading Co. Ltd.		China	BRF Shanghai Trading Co. Ltd.
BRF Singapore Foods PTE Ltd.		Singapore	BRF Singapore PTE Ltd.
BRF Germany GmbH	(n)	Germany	BRF Germany GmbH
BRF Holland B.V.	(n)	The Netherlands	BRF Holland B.V.
Campo Austral S.A.	(f)	Argentina	Campo Austral S.A.
Eclipse Holding Cöoperatief U.A.	(e)	The Netherlands	Eclipse Holding Cöoperatief U.A.
BRF B.V.	(n)	The Netherlands	BRF B.V.
ProudFood Lda		Angola	ProudFood Lda
BRF Hungary LLC		Hungary	BRF Hungary LLC
BRF Iberia Alimentos SL	(n)	Spain	BRF Iberia Alimentos SL
BRF Invicta Ltd.	(m) (n)	England	BRF Invicta Ltd.
Invicta Food Products Ltd.	(n)	England	Invicta Food Products Ltd.
BRF Wrexham Ltd.	(n)	England	BRF Wrexham Ltd.
Invicta Food Group Ltd.	(b) (m)	England	Invicta Food Group Ltd.
Invicta Foods Ltd.	(n)	England	Invicta Foods Ltd.
Invicta Foodservice Ltd.	(n)	England	Invicta Foodservice Ltd.
Universal Meats (UK) Ltd.	(b) (m)	England	Universal Meats (UK) Ltd.
BRF Italia SPA	(n)	Italy	BRF Italia SPA
Compañía Paraguaya Comercial S.A.	(a)	Paraguay	Compañía Paraguaya Comercial S.A.
Campo Austral S.A.	(i)	Argentina	Campo Austral S.A.
Itega S.A.	(h)	Argentina	Itega S.A.
Eclipse Holding Cöoperatief U.A.		The Netherlands	Eclipse Holding Cöoperatief U.A.
Buenos Aires Fortune S.A.		Argentina	Buenos Aires Fortune S.A.
Campo Austral S.A.	(f) (i)	Argentina	Campo Austral S.A.
Eclipse Latam Holdings		Spain	Eclipse Latam Holdings
Buenos Aires Fortune S.A.		Argentina	Buenos Aires Fortune S.A.
Campo Austral S.A.	(i)	Argentina	Campo Austral S.A.
Campo Austral S.A.	(i)	Argentina	Campo Austral S.A.
Itega S.A.	(h)	Argentina	Itega S.A.
Golden Foods Poultry Limited	(n)	Thailand	Golden Foods Poultry Limited
Golden Poultry Siam Limited	(n)	Thailand	Golden Poultry Siam Limited
Golden Poultry Siam Limited	(n)	Thailand	Golden Poultry Siam Limited
BRF Thailand Limited	(n)	Thailand	BRF Thailand Limited
BRF Feed Thailand Limited	(n)	Thailand	BRF Feed Thailand Limited
Golden Foods Sales (Europe) Limited	(n)	England	Golden Foods Sales (Europe) Limited
Golden Quality Foods Europe BV	(n)	The Netherlands	Golden Quality Foods Europe BV
Golden Quality Foods Netherlands BV	(n)	The Netherlands	Golden Quality Foods Netherlands BV
Golden Foods Siam Europe Limited	(b) (m)	England	Golden Foods Siam Europe Limited
Golden Quality Poultry (UK) Ltd	(n)	England	Golden Quality Poultry (UK) Ltd
Perdigão Europe Lda.		Portugal	Perdigão Europe Lda.
Perdigão International Ltd.		Cayman Islands	Perdigão International Ltd.
BFF International Ltd.		Cayman Islands	BFF International Ltd.
Highline International	(a)	Cayman Islands	Highline International
Sadia Overseas Ltd.	(a) (s)	Cayman Islands	Sadia Overseas Ltd.
ProudFood Lda		Angola	ProudFood Lda
Sadia Chile S.A.		Chile	Sadia Chile S.A.
SATS BRF Food PTE Ltd.	(p)	Singapore	SATS BRF Food PTE Ltd.
BRF Global Namíbia	(a)	Namibia	BRF Global Namíbia
Wellax Food Logistics C.P.A.S.U. Lda.		Portugal	Wellax Food Logistics C.P.A.S.U. Lda.
BRF Luxembourg Sarl	(q)	Luxemburgo	BRF Luxembourg Sarl
BRF Austria GmbH	(r)	Austria	BRF Austria GmbH
One Foods Holdings Ltd		United Arab Emirates	One Foods Holdings Ltd
Al-Wafi Food Products Factory LLC		United Arab Emirates	Al-Wafi Food Products Factory LLC
Badi Ltd.		United Arab Emirates	Badi Ltd.
Al-Wafi Al-Takamol International for Foods Products		Saudi Arabia	Al-Wafi Al-Takamol International for Foods Products
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Kuwait	BRF Al Yasra Food K.S.C.C. ("BRF AFC")
BRF Foods GmbH		Austria	BRF Foods GmbH
Al Khan Foodstuff LLC ("AKF")		Oman	Al Khan Foodstuff LLC ("AKF")
FFM Further Processing Sdn. Bhd.		Malaysia	FFM Further Processing Sdn. Bhd.
FFQ GmbH		Austria	FFQ GmbH
TBQ Foods GmbH		Austria	TBQ Foods GmbH
Banvit Bandirma Vitaminli		Turkey	Banvit Bandirma Vitaminli
Banvit Enerji ve Elektrik Üretim Ltd. Sti.	(a)	Turkey	Banvit Enerji ve Elektrik Üretim Ltd. Sti.
Banvit Foods SRL		Romania	Banvit Foods SRL
Nutrinvestments BV		The Netherlands	Nutrinvestments BV
Banvit ME FZE		United Arab Emirates	Banvit ME FZE
Banvit Foods SRL		Romania	Banvit Foods SRL
One Foods Malaysia SDN. BHD.		Malaysia	One Foods Malaysia SDN. BHD.
Federal Foods LLC		United Arab Emirates	Federal Foods LLC
Federal Foods Qatar		Qatar	Federal Foods Qatar
BRF Hong Kong LLC	(a)	Hong Kong	BRF Hong Kong LLC
Eclipse Holding Cöoperatief U.A.	(e)	The Netherlands	Eclipse Holding Cöoperatief U.A.
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
BRF Pet S.A.		Brazil	BRF Pet S.A.
PP-BIO Administração de bem próprio S.A.	(k)	Brazil	PP-BIO Administração de bem próprio S.A.
PR-SAD Administração de bem próprio S.A.	(o)	Brazil	PR-SAD Administração de bem próprio S.A.
PSA Laboratório Veterinário Ltda.		Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	(a)	Brazil	Sino dos Alpes Alimentos Ltda.
Quickfood S.A.	(c)	Argentina	Quickfood S.A.
Sadia Alimentos S.A.		Argentina	Sadia Alimentos S.A.
Avex S.A.	(d) (g)	Argentina	Avex S.A.
Sadia International Ltd.		Cayman Islands	Sadia International Ltd.
Sadia Chile S.A.		Chile	Sadia Chile S.A.
Sadia Uruguay S.A.		Uruguay	Sadia Uruguay S.A.
Avex S.A.	(d) (g)	Argentina	Avex S.A.
Compañía Paraguaya Comercial S.A.	(a)	Paraguay	Compañía Paraguaya Comercial S.A.
Sadia Alimentos S.A.		Argentina	Sadia Alimentos S.A.
Sadia Overseas Ltd.	(a) (s)	Cayman Islands	Sadia Overseas Ltd.
Sadia Uruguay S.A.		Uruguay	Sadia Uruguay S.A.
UP Alimentos Ltda.	(l)	Brazil	UP Alimentos Ltda.
Vip S.A. Empreendimentos e Participações Imobiliárias		Brazil	Vip S.A. Empreendimentos e Participações Imobiliárias
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
PSA Laboratório Veterinário Ltda.		Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	(a)	Brazil	Sino dos Alpes Alimentos Ltda.

Exhibit 8.01

(a)      Dormant subsidiaries. The Company is evaluating the liquidation of these subsidiaries.

(b)      The wholly-owned subsidiary BRF Global GmbH operates as a trading for the International market and owned until June 2, 2019, 62 direct subsidiaries in Madeira Island, Portugal, with an investment of R$4,133 (R$4,913 as of December 31, 2018) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment of R$7,299 (R$7,360 as of December 31, 2018). The wholly-owned subsidiary Qualy 5201 B.V. owned 133 subsidiaries in The Netherlands being the amount of this investment until the disposal date of R$19,467 (R$20,725 as of December 31, 2018). The indirect subsidiary Invicta Food Group Ltd. owned 120 direct subsidiaries in Ashford, England, with an investment until the disposal date of R$44,837 (R$44,805 as of December 31, 2018). The indirect subsidiary Universal Meats (UK) Ltd owned 99 direct subsidiaries in Ashford, England with an investment until the disposal date of R$41,112 (R$45,052 as of December 31, 2018). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owned 32 subsidiaries in Ashford, England with an investment until the disposal date of R$(157) (R$44 as of December 31, 2018). The purpose of these subsidiaries was to operate in the European market to increase the Company’s share in this market, which is regulated by a system of poultry and turkey meat import quotas. On March 15, 2019, mergers were realized in the direct subsidiaries of BRF Global GmbH in Madeira Island, and the 101 existing subsidiaries were merged into 62 companies. On the same date, mergers were realized in the Qualy 5201 B.V. subsidiaries in Den Bosch, and the 212 existing subsidiaries were merged into 133 companies.

(c)       On January 2, 2019, the Company sold its equity stake in Quickfood S.A.

(d)      On January 3, 2019, Sadia Alimentos S.A. sold all held shares of Avex S.A. to BRF S.A. and Sadia Uruguay sold 61.02% of Avex S.A. to BRF S.A., holding a 5% interest.

(e)      On January 14, 2019, BRF Holland B.V. sold its equity stake in Eclipse Holding Cöoperatief U.A. to BRF S.A.

(f)        On January 14, 2019, BRF Holland B.V sold its equity stake in Campo Austral S.A. to Eclipse Holding Cöoperatief U.A.

(g)      On February 4, 2019, BRF S.A. and Sadia Uruguay S.A. sold all their equity stake in Avex S.A.

(h)      On March 11, 2019, Eclipse Latam Holdings sold its equity stake in Itega S.A.

(i)        On March 11, 2019, BRF GmbH, Eclipse Latam Holdings, Eclipse Holding Cöoperatief U.A. and Buenos Aires Fortune S.A. sold all their equity stake in Campo Austral S.A.

(j)        On April 1, 2019, SPE Khan Gmbh was incorporated with the purpose of contributing the assets and liabilities from BRF Global GMBH to be later sold to Tyson International Holding Co.

(k)       On April 1, 2019, 33.33% of equity stake in PP-Bio Administração de Bem Próprio S.A. was sold.

(l)        On April 3, 2019, UP Alimentos was liquidated.

(m)     On May 31, 2019, BRF Gmbh acquired the minority stake in BRF Invicta Ltd. equivalent to R$217,393 (GBP 43,716). The goodwill arising from this transaction was recorded as capital reserve, in the amount equivalent to R$99,327 (GBP 19,974).

Exhibit 8.01

(n)      On June 3, 2019, the companies were sold to Tyson International Holding Co. as part of Europe and Thailand operations.

(o)      On August 1, 2019, 33.33% of equity stake in PR-SAD Administração de Bem Próprio S.A. was acquired.

(p)      On September 5, 2019, all the equity stake in SATS BRF Food PTE Ltd. was sold.

(q)      On December 4, 2019, BRF Luxembourg SARL was liquidated.

(r)        As from December 4, 2019, BRF S.A. holds 100% of BRF Austria GMBH.

(s)       As from December 20, 2019, Perdigão International holds 100% of Sadia Overseas Ltd.

Except for the associates PP-BIO and PR-SAD in which the Company records the investments by the equity method (for December 31, 2018 or until the period that the participation was sold in 2019, the joint ventures SATS and UP Alimentos were recognized by the equity method), all other subsidiaries shown in the table were consolidated.